QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.215

Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class Holder Account Number
Please print in ink. Print in CAPITAL letters inside the grey areas as shown in this example.
A B C	1 2 3	×	×

Form of Proxy — Annual and Special Meeting to be held on April 25, 2003

Notes to Proxy

1.
Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
 Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.
 Receive Documents Electronically — You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.

•	Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.	•	Go to the following web site: www.computershare.com/ca/proxy	•	You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you don't vote online, you can still enrol at: www.computershare.com/ca/consent

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER                                                             PROXY ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Proxies submitted must be received by 4:30 pm (EDT) on April 23, 2003.

THANK YOU

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxyholder

I/We being shareholders(s) of TransCanada PipeLines Limited hereby appoint(s): Richard F. Haskayne, Chair, or failing him Harold N. Kvisle, President and CEO, or failing him Rhondda E.S. Grant, Vice-President and Corporate Secretary	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of TransCanada PipeLines Limited to be held at the Round Up Centre, Rooms A-E, 13th Avenue and 3rd Street SE, Calgary, Alberta, on Friday, April 25, 2003 at 10:30 am (Mountain Daylight Time) and at any adjournment thereof.

1.
Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. D. D. Baldwin	☐	☐	05. K. L. Hawkins	☐	☐	09. J. R. Paul	☐	☐
02. W. K. Dobson	☐	☐	06. S. B. Jackson	☐	☐	10. H. G. Schaefer	☐	☐
03. P. Gauthier	☐	☐	07. H. N. Kvisle	☐	☐	11. W. T. Stephens	☐	☐
04. R. F. Haskayne	☐	☐	08. D. P. O'Brien	☐	☐	12. J. D. Thompson	☐	☐
2.
Appointment of Auditors
	For	Withhold
Appointment of KPMG LLP, Chartered Accountants as Auditors and authorize the directors to fix their remuneration.	☐	☐
3.
Amendments to By-law Number 1
	For	Against
Resolution confirming the amendments to By-law Number 1 as described in the accompanying Management Proxy Circular.	☐	☐
4.
Arrangement
	For	Against
Special resolution in the form of Schedule "C" to the accompanying Management Proxy Circular authorizing an arrangement under Section 192 of the Canada Business Corporations Act as described in the Management Proxy Circular.	☐	☐

The proxy is solicited on behalf of the management of the Company. This form of the proxy, when properly executed, confers discretionary authority with respect to amendments to the matters identified in the Notice of Annual Meeting or other matters which properly come before the Meeting and the replacement of any nominee identified above if such nominee becomes unable or unwilling to serve. Management knows of no such amendments, replacements or other matters. The shares represented by this proxy will be voted or withheld from voting on any ballot that may be called for. Where the person whose proxy is solicited specifies a choice with respect to any matter to be voted upon, the shares shall be voted in accordance with the choice so made. If no choice is specified, the shares represented by this proxy will be voted in favour of the matter.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)	Date — Day	Month		Year

	/		/

QuickLinks

  EXHIBIT 4.215